Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 3, 2011, with respect to the consolidated financial statements of New York Mortgage Trust, Inc. as of December 31, 2010 and 2009 included on Form 10-K of JMP Group, Inc. and for each of the two years ended December 31, 2010. We hereby consent to the incorporation by reference of said report in JMP Group Inc.’s Registration Statement (Form S-8 No. 333-142956 effective May 15, 2007) and Registration Statement (Form S-3 No. 333-161538 effective August 25, 2009).

/s/ Grant Thornton LLP

New York, New York

March 3, 2011